INDUCEMENT AND AMENDING AGREEMENT

This INDUCEMENT AND AMENDING AGREEMENT (this **"Agreement"**) is made and entered into as of the 19th day of August, 2004 by and among DYADIC INTERNATIONAL, INC., a Florida corporation (the **"Company"**), Mark A. Emalfarb, individually, and the Mark A. Emalfarb Trust U/A/D October 1, 1987, of which Mark A. Emalfarb is the trustee and the beneficiary (collectively, "**Emalfarb**").

RECITALS:

A. The board of directors of the Company (the "**Board**") believes it to be in the Company's best interests to enter into two related transactions whose purposes are to (x) raise equity capital for Dyadic and (y) cause its shares to be publicly tradable (sometimes collectively referred to as the "**RPO Transaction**"), being:

(1) a merger, pursuant to that certain Agreement of Merger and Plan of Reorganization (the "**Merger Agreement**") by and among the Company, CCP Worldwide, Inc., a public reporting company ("**Parent**"), and CCP Acquisition Corp., a wholly-owned subsidiary of Parent ("**Acquisition**"), providing for the merger (the "**Merger**") of the Company and Acquisition as a result of which (a) the Company shall be the surviving entity and wholly-owned subsidiary of Parent and (b) the shareholders of the Company immediately prior to the "Merger Effective Time" (as defined in the Merger Agreement) shall own a majority of the issued and outstanding shares of Parent's Common Stock (as defined below in Recital A(ii), below); and

(2) the Company's participation in a private placement offering to be conducted by the Parent to raise capital to fund the operating and other business activities of the Company (the "**Offering**") by offering up to 7,507,507 investment units ("**Investment Units**"), at $3.33 per Investment Unit, comprised of (a) one (1) share of common stock, $0.001 par value per share, of Parent ("**Parent Common Stock**") and (b) a five-year callable warrant ("**Parent Warrant**") to purchase one share of Parent Common Stock at an exercise price of $5.50 per share for every two Investment Units purchased. The closing of the Offering (the "**Offering Closing**") is conditioned upon the consummation of the Merger.

B. Emalfarb is the holder, either for his own account, exclusively, or the account of himself and a number of other shareholders of the Company, of three different promissory notes, and warrants to purchase shares of Common Stock of the Company, which are described below:

(1) a Note dated May 7, 2000 in the face amount of $1,225,000 and bearing interest at the rate of 9% per annum made payable to Emalfarb (the "**CY01 Emalfarb Note**");

(2) a Promissory Note dated May 30, 2001 in the face amount of $750,766 and bearing interest at the rate of 6% per annum made payable to Emalfarb (accrued interest of $78,530 through August 31, 2004), convertible into shares of Dyadic common stock at their then fair market value (the "**Emalfarb Convertible Note**");

(3) a Revolving Note evidencing a bridge loan in the face amount of $3,000,000 made by Dyadic from a syndicate of shareholders led by the Emalfarb ($2,185,000) and a group of other Dyadic shareholders ($815,000) (collectively, the "**Other Bridge Lending Dyadic Shareholders**") dated May 29, 2003, and bearing interest at the rate of 8% per annum (accrued interest of $288,771 through August 31, 2004) (the "**Bridge Loan Note**"); and

(4) warrants to purchase shares of Dyadic Common Stock for the lesser of $4.50 or the conversion price of certain Series A Convertible Preferred Stock of Dyadic then outstanding, issued in connection with the loan evidenced by the Bridge Loan Note (the "**Bridge Loan Warrants**").

C. In connection with the Offering, in order to improve the salability of the Investment Units and the likelihood of successfully concluding the RPO Transaction, the Company's investment bankers have urged that the Company secure from Emalfarb certain concessions calculated to improve the financial condition of the Company. Specifically, the investment bankers have recommended Emalfarb make the following concessions for the benefit of the Company (collectively, the "**Desired Concessions**"):

(1) some of the indebtedness of the Company to Emalfarb be converted into equity by means of Emalfarb's purchase of Investment Units in the Offering;

(2) the due date of the Emalfarb Convertible Note and, as to the Bridge Loan Note, the portion of thereof owed to Emalfarb be extended until at least January 1, 2007; and

(3) the conversion price of the Emalfarb Convertible Note be fixed at $3.33 instead of floating at then current market value.

D. Emalfarb is willing to make the Desired Concessions, but on the conditions that (1) the RPO Transaction is consummated and (2) that the Bridge Loan Warrants be amended to fix the exercise price at $3.33.

E. The Board of Directors of the Company, with Emalfarb abstaining, has determined that order to advance the successful consummation of the RPO Transaction it is in the best interests of the Company to secure from Emalfarb the Desired Concessions, and that it is fair to the Company to agree to reduce the exercise price of the Bridge Loan Warrants to $3.33 in consideration for the Desired Concessions.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration the receipt and sufficiency of which are hereby mutually and expressly acknowledged, the parties hereto agree as follows:

1. **Incorporation of Recitals.** The above Recitals are incorporated in this Agreement by this reference and the Parties acknowledge them as true and accurate.

2. **Emalfarb Commitment to Purchase Investment Units.** Upon the condition that the Offering shall be consummated and that the Company shall concurrently therewith pay to Emalfarb the entire unpaid principal balance of the CY01 Emalfarb Note, Emalfarb hereby covenants to the Company that he will purchase 367,868 Investment Units for an aggregate purchase price equal to the principal sum of the CY01 Emalfarb Note.

3. **Amendment of Emalfarb Convertible Note**. The Company and Emalfarb hereby agree that the Emalfarb Convertible Note shall be amended as follows:

(a) The conversion price of the Emalfarb Convertible Note shall be $3.33, subject to standard anti-dilution protection against stock splits, stock dividends and corporate reorganizations.

(b) The due date of the principal and interest due under the Emalfarb Convertible Note is January 1, 2007.

(c) The accrued and unpaid interest due under the Emalfarb Convertible Note through the date of the closing of the Offering shall be added to the principal balance of thereof, and thereafter (x) interest shall accrue on the principal sum as so increased and (y) interest thereafter due and owing shall be paid on a current basis on a quarter-annual basis.

4. **Amendment of Bridge Loan Note**. The Company and Emalfarb hereby agree that the Bridge Loan Note shall be amended as follows:

(a) the due date of the principal and interest due under the Bridge Loan Note is January 1, 2007; and

(b) the accrued and unpaid interest due under the Bridge Loan Note through the date of the closing of the Offering shall be added to the principal balance of thereof, and thereafter (x) interest shall accrue on the principal sum as so increased and (y) interest thereafter due and owing shall be paid on a current basis on a quarter-annual basis.

5. **Amendment of Bridge Loan Warrants**. The Company and Emalfarb hereby agree that the Bridge Loan Warrants held by Emalfarb shall be amended, to provide that the exercise price thereof is $3.33, subject to standard anti-dilution protection against stock splits, stock dividends and corporate reorganizations.

6. **Effect of Agreement.** Except as specifically amended pursuant to this Agreement, each of the Emalfarb Convertible Note, the Bridge Loan Note and the Bridge Loan Warrants shall continue in full force and effect in accordance with their original terms (as heretofore amended), provided that this Agreement shall be rendered null and void if the RPO Transaction is not consummated.

7. **Counterparts.** This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

IN WITNESS WHEREOF, the Company and Emalfarb have executed this Agreement on the date first above written.

DYADIC INTERNATIONAL, INC.,
a Florida corporation

By: ______________________
Name: Mark Emalfarb
Its: CEO

EMALFARB

Mark A. Emalfarb Trust U/A/D
October 1, 1987

By: ______________________
Mark A. Emalfarb, personally and as Trustee

CHICAGO 294508v1 64565-00004